SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2004

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	NO. 0-13818	NO. 66-0416582

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 MUÑOZ RIVERA AVENUE
HATO REY, PUERTO RICO (Address of principal executive offices)	00918 (Zip Code)

Registrant’s telephone number, including area code: (787) 765-9800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.05. Amendments to registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-14.1 CODE OF ETHICS
EX-99.1 NEWS RELEASE, DATED OCTOBER 13, 2004

Item 2.02. Results of Operations and Financial Condition

     On October 13, 2004, Popular, Inc. (“Popular”) issued a news release announcing its unaudited operational results for the quarter and nine months ended September 30, 2004, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this Form 8-K, included in Item 2.02 and Exhibit 99.1, shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

     On October 13, 2004 the Board of Directors of Popular approved a new Code of Ethics (the “Code”) that applies to Popular’s directors, officers, employees and certain independent contractors. The revised Code has been significantly modified and expanded to include obligations included in Popular’s employee guidelines, expand the scope of required conduct, and reaffirm Popular’s ethical values. The Code pretends to deter wrongdoing and address, among other, the following:

1.	Honest and Ethical Conduct: Individuals covered by the Code are required to conform to the highest standards of ethics, integrity and morality. Conflicts of interest are prohibited and guidance is provided as to specific situations that may lead to a conflict of interest. Any material transaction or relationship that could reasonably be expected to give rise to such conflict must be disclosed to the Ethics Officer.

2.	Disclosure of Financial Information: The Code provides that full, fair, accurate, timely and understandable disclosure of information will be made in reports and documents filed with or submitted to regulatory agencies and in public communications. Individuals involved in the disclosure process are required to (i) be familiar with the disclosure requirements applicable to Popular, as well as with the business and financial obligations of Popular; (ii) not knowingly misrepresent, or cause others to misrepresent, facts about Popular to others, whether within or outside of Popular, including independent auditors, governmental regulators and self-regulatory organizations; (iii) not to take any action to fraudulently coerce or manipulate Popular’s independent auditors in any way that could render Popular’s financial statements misleading; and (iv) properly review and critically analyze proposed disclosures for accuracy and completeness.

3.	Compliance with Laws and Regulations: The Code requires adherence to the standards and restrictions imposed by applicable laws, rules and regulations.

4.	Reporting of Violations: The Code requires the immediate report of a suspected or possible violation of law, regulation or Popular ethical standard to any of the following: (i) supervisor or unit manager; (ii) Human Resources Division; (iii) the Ethics Officer; (iii) the Chief Legal Officer; or (iv) the EthicsPoint Hotline. Failure to report any violation or possible violation is considered a violation of the Code. The Code also states that Popular’s Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters. Complaints or concerns regarding any of these matters are directed to the EthicsPoint Hotline.

5.	Accountability for Adherence to the Code: A violation of the Code constitutes a serious offense and may constitute ground for disciplinary action, which may include termination of employment, termination of contract or removal from the Board of Directors.

6.	Waiver of Code. The Code provides procedures for requesting waivers from certain provisions of the Code. In the case of executive officers or directors, waivers may only be granted by the independent members of the Board of Directors and must be disclosed to stockholders.

A complete copy of the Code is being filed as Exhibit 14.1 to this Current Report on Form 8-K and is available at Popular’s website at www.popularinc.com.

Item 9.01. Financial Statements and Exhibits

     Exhibits

     The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

     14.1 Code of Ethics approved by the Board of Directors on October 13, 2004

     99.1 News release dated October 13, 2004, announcing Popular’s consolidated earnings for the quarter and nine months ended September 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: October 19, 2004	By:	/S/ Ileana González Quevedo
	Name: Title:	Ileana González Quevedo Senior Vice President and Comptroller

Exhibit Index

Exhibit Number	Description
14.1	Code of Ethics approved by the Board of Directors on October 13, 2004.
99.1	News release, dated October 13, 2004 announcing Popular’s consolidated earnings for the quarter and nine months ended September 30, 2004.